EXHIBIT (10c.)

                 NORTHWEST NATURAL GAS COMPANY
                     1985 STOCK OPTION PLAN
                (as amended as of May 25, 1995)


      1. PURPOSE. The purpose of this 1985 Stock Option Plan (the "Plan") is to enable Northwest Natural Gas Company (the "Company") to attract and retain experienced and able employees and to provide additional incentive to these employees to exert their best efforts for the Company and its shareholders.

      2. SHARES SUBJECT TO THE PLAN. Except as provided in paragraph 15, the total number of shares of the Company's Common Stock, $3-1/6 par value per share ("Common Stock"), covered by all options granted under the Plan shall not exceed 800,000 authorized but unissued or reacquired shares. If any option under the Plan expires or is cancelled or terminated and is unexercised in whole or in part, the shares allocable to the unexercised portion shall again become available for options under the Plan.

      3. DURATION OF THE PLAN. The Plan shall continue until options have been granted and exercised with respect to all of the shares available for the Plan under paragraph 2 (subject to any adjustments under paragraph 15), unless sooner terminated by action of the Board of Directors. The Board of Directors has the right to suspend or terminate the Plan at any time except with respect to then outstanding options.

      4.  ADMINISTRATION.

          4.1 The Plan shall be administered by the Board of Directors, which shall determine and designate from time to time the employees to whom options shall be granted and the number of shares, option price, the period of each option, and the time or times at which options may be exercised. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt rules and regulations relating to administration of the Plan, and the interpretation and construction of the provisions of the Plan by the Board of Directors shall be final and conclusive. No director who holds or is eligible to hold an option under the Plan may vote on any action taken by the Board of Directors involving such matter, and such action may only be taken if both a majority of the Board of Directors and a majority of directors voting on the action are not eligible and have not at any time within one year prior thereto been eligible to receive an option pursuant to the Plan or any other stock plan of the Company or an affiliate of the Company.

          4.2 The Board of Directors may delegate to a committee of the Board of Directors consisting of three or more members (the "Committee") any or all authority for administration of the Plan. No person may be appointed to the Committee if within one year prior thereto he or she was eligible to receive an option pursuant to the Plan or any other stock plan of the Company or an affiliate of the Company. Members of the Committee are not eligible to receive an option pursuant to the Plan or any other stock plan of the Company or an affiliate of the Company while on the Committee. If a Committee is appointed, all references to the Board of Directors in the Plan shall mean and relate to the Committee unless the context requires otherwise.

      5.  ELIGIBILITY; GRANTS.

          5.1 Options may be granted under the Plan only to officers and other key employees of the Company (including employees who are directors) who, in the judgment of the Board of Directors, will perform services of special importance to the Company in the management, operation, and development of its business.

          5.2 Options granted under the Plan may be Incentive Stock Options as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("IRC"), or Non-Statutory Stock Options. A Non-Statutory Stock Option means an option other than an Incentive Stock Option. The Board of Directors has the sole discretion to determine which options shall be Incentive Stock Options and which options shall be Non-Statutory Stock Options, and, at the time of grant, it shall specifically designate each option granted under the Plan as an Incentive Stock Option or a Non-Statutory Stock Option. No Incentive Stock Option may be granted under the Plan on or after the tenth anniversary of the last action by the Board of Directors approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

      6.  LIMITATION ON AMOUNT OF GRANTS.

          6.1 The aggregate fair market value (determined for each Incentive Stock Option when it is granted) of shares for which Incentive Stock Options are exercisable for the first time by an optionee in any calendar year under the Plan and under any other incentive stock option plan (within the meaning of IRC Section 422) of the Company or any parent or subsidiary of the Company shall not exceed $100,000.

          6.2 No employee may be granted options under the Plan for more than 50,000 shares of Common Stock in any fiscal year.

      7. OPTION PRICE. The option price per share under each option granted under the Plan shall be determined by the Board of Directors, but except as provided in paragraph 9, the option price for an Incentive Stock Option and a Non-Statutory Stock Option shall be not less than 100 percent of the fair market value of the shares covered by the option on the date the option is granted. Except as otherwise expressly provided, for purposes of the Plan, the fair market value shall be deemed to be the closing sales price for the Common Stock as reported by the Nasdaq Stock Market and published in the Wall Street Journal for the day preceding the date of grant, or such other fair market value of the Common Stock as determined by the Board of Directors of the Company.

      8. DURATION OF OPTIONS. Subject to paragraphs 9 and 13, each option granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted and no Non-Statutory Stock Option shall be exercisable after the expiration of 10 years plus seven days from the date it is granted.

      9. LIMITATIONS ON GRANTS TO 10 PERCENT SHAREHOLDERS. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or of any parent or subsidiary of the Company, only if the option price is at least 110 percent of the fair market value of the stock subject to the option on the date it is granted, as described in paragraph 7, and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

      10. EXERCISE OF OPTIONS. Except as provided in paragraphs 13 and 15, no option when granted under the Plan may by its terms be exercisable during the first year following the date it is granted. Thereafter, options may be exercised over the period stated in each option in amounts and at times prescribed by the Board of Directors and stated in the option. If the optionee does not exercise an option in any period with respect to the full number of shares to which the optionee is entitled in that period, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent period during the term of the option.

      11. LIMITATIONS ON RIGHTS TO EXERCISE. Except as provided in paragraph 13 or as otherwise approved by the Board of Directors, no option granted under the Plan may be exercised unless when exercised the optionee is employed by the Company and shall have been so employed continuously since the option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment for this purpose.

      12. NONASSIGNABILITY. Each option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee.

      13.  TERMINATION OF EMPLOYMENT.

          13.1 Unless otherwise determined by the Board of Directors, if employment of an optionee by the Company is terminated by retirement or for any reason other than in the circumstances specified in 13.2 below, any option held by the optionee may be exercised at any time prior to its expiration date or the expiration of three months after the date of termination of employment, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option on the date of termination.

          13.2 Unless otherwise determined by the Board of Directors, if an optionee's employment by the Company is terminated because of death or physical disability (within the meaning of IRC Section 22(e)(3)), any option held by the optionee may be exercised for all remaining shares subject thereto, free of any restriction on exercise of the option during the first year after the date of grant or any limitation on the number of shares for which the option may be exercised in any period, at any time prior to its expiration date or the expiration of one year after the date of termination, whichever is the shorter period. If an optionee's employment is terminated by death, any option held by the optionee shall be exercisable only by the person or persons to whom the optionee's rights under the option pass by the optionee's will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death.

          13.3 To the extent an option held by any deceased optionee or by any optionee whose employment is terminated is not exercised within the limited periods provided above or otherwise determined by the Board of Directors, all further rights to purchase shares pursuant to the option shall terminate at the expiration of such periods.

      14. PURCHASE OF SHARES. Shares may be purchased or acquired pursuant to an option granted under the Plan only on receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares the optionee desires to purchase and the date on which the optionee desires to complete the transaction, which may not be more than 30 days after receipt of the notice, and, unless in the opinion of counsel for the Company such a representation is not required to comply with the Securities Act of 1933, containing a representation that it is the optionee's intention to acquire the shares for investment and not with a view to distribution. On or before the date specified for completion of the purchase, the optionee must have paid the Company the full purchase price in cash, in shares of Common Stock previously acquired by the optionee and held for at least one year, valued at fair market value as defined in paragraph 7, or in any combination of cash and shares of Common Stock. No shares shall be issued until full payment therefor has been made, and an optionee shall have no rights as a shareholder until a certificate for shares is issued to the optionee. Each optionee who has exercised an option shall, on notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the shares for which the option was exercised, pay to the Company amounts necessary to satisfy any applicable federal, state, and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the employee fails to pay the amount demanded, the Company shall have the right to withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law.

      15. CHANGES IN CAPITAL STRUCTURE. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares for the purchase of which options may be granted under the Plan. In addition, the Board of Directors shall make appropriate adjustments in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that each optionee's proportionate interest shall be maintained as before the occurrence of such event. Adjustments in outstanding options shall be made without change in the total price applicable to the unexercised portion of any option and with a corresponding adjustment in the option price per share. Any such adjustment made by the Board of Directors shall be conclusive. In the event of dissolution or liquidation of the Company or a merger, consolidation, or plan of exchange affecting the Company, in lieu of providing for options as provided above in this paragraph 15, the Board of Directors may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options in whole or in part without any limitation on exercisability and upon the expiration of such 30-day period all unexercised options shall immediately terminate.

      16. AMENDMENT OF PLAN. The Board of Directors may at any time and from time to time modify or amend the Plan in such respects as it deems advisable because of changes in the law while the Plan is in effect or for any other reason. After the Plan has been approved by the shareholders and except as provided in paragraph 15, however, no change in an option already granted to an employee shall be made without the written consent of such employee. Furthermore, unless approved at an annual meeting or a special meeting by a vote of shareholders in accordance with Oregon law, no amendment or change shall be made in the Plan (a) increasing the total number of shares which may be purchased under the Plan, (b) changing the minimum purchase price specified in the Plan, (c) increasing the maximum option period, or (d) materially modifying the requirements for eligibility for participation in the Plan.

      17. APPROVALS. The obligations of the Company under the Plan are subject to the approval of the Oregon Public Utility Commission, the Washington Utilities and Transportation Commission, and such other state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the granting of any option under the Plan, the issuance or sale of any shares purchased on exercise of any option under the Plan, or the listing of such shares on said exchange. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver shares of Common Stock under the Plan if the Company is advised by its legal counsel that such issuance or delivery would violate applicable state or federal laws.
  The Company shall not be obligated to register shares issuable on exercise of options under the Securities Act of 1933.

      18. EMPLOYMENT RIGHTS. Nothing in the Plan or any option granted pursuant to the Plan shall confer on any optionee any right to be continued in the employment of the Company or to interfere in any way with the right of the Company by whom such optionee is employed to terminate such optionee's employment at any time, with or without cause.